                       Meadowbrook Insurance Group, Inc.



                                   EXHIBIT 21

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
                              Meadowbrook Insurance Group, Inc.
                              t/k/a Star Holding Company    50%

    Meadowbrook,              American                                   Crest Financial
       Inc.                   Indemnity                                  Corporation
    Association               Insurance Co., Ltd.
   Self Insurance             Star                                       Williamsburg
   Services, Inc.             Insurance Co.     (50%)                    National
                                                                         Insurance Co.
    Meadowbrook
  Intermediaries,             Savers Property                            American
       Inc.                   and Casualty                               Highway
                              Insurance Co.                              Carriers Association
    Meadowbrook
       Risk                                                              Liberty
   Management, Inc.           Southeastern Holding Corp.                 Premium Finance,
                                                                         Inc.
   Meadowbrook of
     Nevada, Inc.             Ameritrust Insurance Corporation           Interline
                                                                         Insurance Services,
    Meadowbrook                                                          Inc.
     Insurance
    Agency, Inc.                                                         Commercial
                                                                         Carriers Insurance
    Meadowbrook                                                          Agency, Inc.
       Risk
   Management, Ltd.
     (Barbados)

    Meadowbrook
  Risk Management
     Limited
    (Bermuda):
         (80%)

     Meadowbrook
 International, Ltd.

    Florida Preferred
  Administrators, Inc.

   Case Management
   Resources, Inc.

   Meadowbrook of
    Florida, Inc.

    Meadowbrook
  Insurance, Inc.

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